Exhibit 99.1

Contact:	Amedisys, Inc.
Director of Investor Relations
Kevin B. LeBlanc
225.292.2031
kleblanc@amedisys.com

Amedisys Announces Two Additions to the Executive Leadership Team

Michael Snow and Tim Barfield to Join Amedisys in Key Leadership Positions

BATON ROUGE, Louisiana (January 5, 2010)—Amedisys, Inc. (NASDAQ: “AMED”) one of America’s leading home care and hospice companies, announced today that Michael D. Snow, formerly President and CEO of Wellmont Health System, will join Amedisys as the Company’s new Chief Operating Officer (COO); and Tim Barfield, formerly the Executive Counsel to Louisiana Governor Bobby Jindal, will join Amedisys as the Company’s new Chief Development Officer.

“We are excited and honored to welcome both Mike Snow and Tim Barfield to the Amedisys family. Mike brings significant operational experience to our leadership team and understands the opportunities and challenges that lie ahead for Amedisys. Tim’s expertise in acquisitions, integration and growth will provide tremendous value to Amedisys as we move forward,” stated William F. Borne, Amedisys Chief Executive Officer. “Both Mike and Tim will report directly to me and I believe that their skill sets will complement each other and provide strong leadership for Amedisys.”

Mr. Snow has more than 25 years of experience in healthcare business operations, most recently as President and CEO of Wellmont Health System, where he worked with the system’s board of directors to update the organization’s strategic plan. He also partnered with executives and physicians at the system’s eight hospitals to standardize operations and maximize efficiencies to gain synergies from Wellmont’s rapid growth in recent years. Throughout Mr. Snow’s career, he has improved operating performance, recruited and developed key staff, and strengthened relationships both internally and externally.

In 2007, Mr. Snow was appointed President and CEO of Surgical Care Affiliates, a spin-off from HealthSouth, and one of the largest providers of ambulatory surgery centers in the country with 132 sites in 33 states. In 2008, he stepped down as the company’s CEO in a planned departure and moved into a board role with the organization. From 2004 to 2007 Mr. Snow was chief operating officer of HealthSouth Corp., the nation’s largest provider of rehabilitative healthcare services.

Mr. Snow also worked for HCA, Inc. from 1995 until 2004, in his last position serving as president of HCA’s Gulf Coast Division, one of the largest operating divisions of HCA with annual revenues in excess of $2 billion and more than 12,000 employees.

In his role as COO of Amedisys, Mr. Snow will be responsible for the Company’s overall performance. He will be in charge of the company’s day-to-day operating activities, including delivering high quality healthcare; revenue growth; expense and margin control; as well as financial goal management. Mr. Snow will join Amedisys full time as COO on March 1, 2010.

“I’m very pleased to be joining Amedisys – a company with a proud history and great promise,” said Mr. Snow. “This is a dynamic time in healthcare, and I look forward to working with the leadership and staff at Amedisys. Bringing my own knowledge and experience to bear, I’m confident we’ll be able to fully meet the opportunities and challenges of today and tomorrow.”

In addition to the appointment of Mr. Snow as COO, Amedisys is also adding a new role to its current leadership team. The Chief Development Officer (CDO) role is being added to drive growth strategies, including new products and emerging business lines that support the company’s long term Comprehensive, Continuous Chronic Care Management (C4M) strategy.

In his role as CDO of Amedisys, Mr. Barfield will be responsible for the Company’s growth strategies including implementation of the Company’s acquisition and start up strategy as well as new products and emerging business lines. Throughout his career, Mr. Barfield has proven himself to be a high capacity, engaging leader with an outstanding ability to elicit the best in thinking from his staff. Given Amedisys’ goal of becoming the undisputed national leader in multidisciplinary chronic care management, the organization is seeking to leverage his relationship skills and his capacity to identify and foster creative thinking to orchestrate the transformation from a homecare to a post acute chronic care company.

Most recently, Mr. Barfield served as the Executive Counsel to Louisiana Governor Bobby Jindal, where he provided legal representation to the Governor and his staff, as well as serving as an advisor on key policy, strategic, operational and transactional matters. Prior to that appointment, Mr. Barfield served as the Executive Director of the Louisiana Workforce Commission for the Jindal administration. Appointed by the Governor to lead reform of the state’s workforce development system, Mr. Barfield led the development and implementation of the Governor’s workforce policy and legislative agenda. Mr. Barfield’s compelling leadership led to innovative policy and legislative changes all of which represented significant contributions to the state of Louisiana.

Prior to his tenure in public service, Mr. Barfield was employed by The Shaw Group, a Fortune 500 engineering, technology, construction, fabrication, environmental and industrial services company with approximately 22,000 employees and 180 locations throughout the world. During his twelve years at The Shaw Group, Mr. Barfield served as the President and Chief Operating Officer in addition to other senior management positions. Additionally, he is a licensed attorney and previously worked for the law firm Vinson & Elkins, LLP, where he specialized in mergers and acquisitions. Mr. Barfield will begin his duties as CDO on January 11, 2010.

“I am very excited to be joining such a growing and dynamic company.” said Tim Barfield, Chief Development Officer of Amedisys, Inc. “Amedisys is well positioned to play a key role in the future of healthcare. I am looking forward to assisting in the Company’s mission of delivering high quality, cost effective post acute care services.”

Amedisys, Inc. is headquartered in Baton Rouge, Louisiana. Its common stock trades on the NASDAQ Global Select Market under the symbol “AMED.”

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect”, “anticipate” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Many of the factors that could cause or contribute to such differences are described in the Company’s periodic reports and registrations statements filed with the Securities and Exchange Commission, and include, but are not limited to the following: general economic and business conditions, changes in or failure to comply with existing regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical reimbursement levels, ability to complete acquisitions announced from time to time, and any financing related thereto, the ability to meet debt service requirements and to comply with covenants in debt agreements, adverse changes in federal and state laws relating to the health care industry, demographic changes, availability and terms of capital, ability to attract and retain qualified personnel, ongoing development and success of new start-ups, ability to successfully integrate newly acquired agencies, changes in estimates and judgments associated with critical accounting policies, business disruption due to natural disasters or acts of terrorism, and various other matters, many of which are beyond management’s control. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Our company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding the Company is routinely posted on and accessible on the “Investor Relations” subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We will also use our website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the Securities and Exchange Commission (“SEC”) disclosing the same information. In addition, we make available on the Investor Relations subpage of our website (under the link “SEC filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct and the charters for the Audit, Compensation and Nominating and Governance Committees of our Board are also available on the Investor Relations subpage of our website (under the link “Corporate Governance”).

www.amedisys.com

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